Exhibit 99.1

News Release

Board of Directors Releases Investigation Summary

EL SEGUNDO, Calif., May 16, 2022 – Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (the “Company”) today released a memorandum prepared by the Non-Management Committee of the Board of Directors of the Company (the “Committee”) summarizing factual findings and results of the investigation undertaken by the Committee.

The text of the memorandum is set forth in this link:

http://ml.globenewswire.com/Resource/Download/6372b724-eef1-4c8c-997f-774300148d6d

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:

Investors: Kelly Anderson, investor relations 310-252-8155

Media: Steve Warren, vice president, communications 703-650-0278

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